Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of June 1, 2017 by and between KBL Merger Corp. IV (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-217475 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Ladenburg Thalmann & Co. Inc. (the “Representative”) is acting as the representative of the underwriters in the IPO pursuant to an underwriting agreement between the Company and the underwriters (“Underwriting Agreement”); and

WHEREAS, simultaneously with the IPO, the Company’s sponsor and the underwriters will be purchasing an aggregate 450,000 Units (or 502,500 Units if the underwriters’ over-allotment option is exercised in full) (“Private Units”), among which 350,000 Private Units (or .377,500 Private Units if the underwriters’ over-allotment option is exercised in full) will be purchased by the Company’s sponsor and 100,000 Private Units (or 125,000 Private Units if the underwriters’ over-allotment option is exercised in full) will be purchased by the underwriters, from the Company for an aggregate purchase price of $4,500,000 (or an aggregate of $5,025,000 if the underwriters’ over-allotment option is exercised in full); and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $101,000,000 of the gross proceeds of the IPO and sale of the Private Units ($116,500,000 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $0.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property, up to $3,500,000 (or $4,025,000 if the underwriters’ over-allotment option is exercised in full), is attributable to deferred underwriting discounts and commissions that may become payable by the Company to the underwriters upon the consummation of an initial business combination (as described in the Registration Statement, a “Business Combination”) (the “Deferred Discount”);

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1.           Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)          Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee at J.P. Morgan Chase Bank N.A. and at a brokerage institution selected by the Trustee that is satisfactory to the Company;

(b)          Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)          In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, (the “Investment Company Act”) having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3), and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder;

(d)          Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)          Notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)           Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g)          Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)          Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i)           Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by its Chief Executive Officer and Chief Operating Officer and affirmed by counsel for the Company, and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee within the time period set forth in the Company’s Certificate of Incorporation, as the same may be amended from time to time (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record on the Last Date. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.

(j)           Upon receipt of an Amendment Notification Letter (defined below), distribute to Public Stockholders who exercised their redemption rights in connection with an Amendment (defined below) an amount equal to the pro rata share of the Property relating to the shares for which such Public Stockholders have exercised redemption rights in connection with such Amendment.

2.           Limited Distributions of Income from Trust Account.

(a)          Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Property and requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and, if applicable, the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution so long as there is no reduction in the principal amount initially deposited in the Trust Account; provided, however, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company and a written statement from the principal financial officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request.

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(b)          The limited distributions referred to in Section 2(a) above shall be made only from income collected on the Property. Except as provided in Section 2(a) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

(c)          In all cases, the Company shall provide the Representative with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3.           Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)          Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or Chief Operating Officer. In addition, except with respect to its duties under Sections 1(i), 1(j) and 2(a) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith and with reasonable care believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)          Subject to the provisions of Section 5 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)          Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 2(a) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 1(i) solely in connection with the consummation of an initial business combination (as described in the Registration Statement) (a “Business Combination”). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d)          In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

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(e)          In connection with the Trustee acting as Paying/Disbursing Agent pursuant to Exhibit B, the Company will not give the Trustee disbursement instructions which would be prohibited under this Agreement;

(f)          Within five business days after the Representative, on behalf of the underwriters in the IPO, exercise the over-allotment option (or any unexercised portion thereof) or such over-allotment option expires, provide the Trustee with a notice in writing (with a copy to the Representative) of the total amount of the Deferred Discount;

(g)          In the event the Company is entitled to receive a tax refund on its income tax obligation, and promptly after the amount of such refund is determined on a final basis, provide the Trustee with notice in writing (with a copy to the Representative) of the amount of such income tax refund; and

(h)          If the Company seeks to amend any provisions of its amended and restated certificate of incorporation relating to stockholders’ rights or pre-Business Combination activity (including the time within which the Company has to complete a Business Combination) (in each case, an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit D providing instructions for the distribution of funds to Public Stockholders who exercise their redemption option in connection with such Amendment.

4.           Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)          Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, fraud or willful misconduct;

(b)          Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)          Change the investment of any Property, other than in compliance with Section 1(c);

(d)          Refund any depreciation in principal of any Property;

(e)          Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

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(f)          The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)          Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h)          File local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property.

(i)           Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property, other than accrued interest to the extent otherwise provided by this Agreement, shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account).

(j)           Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein.

(k)          Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 1(j) or 2(a) above.

5.           Trust Account Waiver. The Trustee has no right of set off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

6.           Termination. This Agreement shall terminate as follows:

(a)          If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever for matters arising after such deposit; or

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(b)          At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

7.           Miscellaneous.

(a)          The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary's bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)          This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i) (which may not be modified, amended or deleted under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representative.

(d)          As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(e)          The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

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(f)           Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer& Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven G. Nelson, Chairman, and Francis Wolf, Vice President

Fax No.: (212) 509-5150

if to the Company, to:

KBL Merger Corp. IV

527 Stanton Christiana Rd

Newark, DE 19713

Attn: Marlene Krauss, M.D.

in either case with a copy to:

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, New York 10172

Attn: Steven Kaplan

Fax No.: (212) 409-2169

with a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Stuart Neuhauser, Esq.

Fax No.: (212) 370-7889

(g)          No party to this Agreement may assign its rights or delegate its obligations hereunder without the prior consent of the other person or entity.

(h)          Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(i)           This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(j)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(k)          Each of the Company and the Trustee hereby acknowledges that the Representative, on behalf of the several underwriters, is a third party beneficiary of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis E. Wolf, Jr.
Name: Francis E. Wolf, Jr.
Title: Vice President

KBL MERGER CORP. IV

By:	/s/ Marlene Krauss
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

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SCHEDULE A

Fee Item	Time and method of payment	Amount
Acceptance fee	At the close of the IPO by wire transfer	$1,500
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$9,000

Transaction processing fee for disbursements to Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$250
Paying agent services as required pursuant to section 1(i), 1(j) and 3(h)	Billed to company upon delivery of service pursuant to section 1(i) 1(j) and 3(h)	Prevailing rates

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EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Francis Wolf

Re:       Trust Account No. [______] Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between KBL Merger Corp. IV (“Company”) and Continental Stock Transfer& Trust Company (“Trustee”), dated as of June 1, 2017 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments on __________ and to transfer the proceeds to a segregated account held by you on behalf of the Beneficiaries to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of __________________, which verifies the vote of the Company’s stockholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company and the Representative with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”) and (iii) the Representative shall deliver to you written instructions for delivery of the Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, (x) to the Representative in an amount equal to the Deferred Discount as directed by the Representative and (y) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

KBL MERGER CORP. IV

By:
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

By:
Name: Joseph A. Williamson
Title: Chief Operating Officer

AGREED TO AND ACKNOWLEDGED BY

LADENBURG THALMANN & CO. INC.

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Francis Wolf

Re:       Trust Account No. [______] Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between KBL Merger Corp. IV (“Company”) and Continental Stock Transfer& Trust Company (“Trustee”), dated as of June 1, 2017 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its initial public offering of securities.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments on ______________ and to transfer the total proceeds to a segregated account held by you on behalf of the Beneficiaries to await distribution to the stockholders. The Company has selected ____________ 20 __ as the record date for the purpose of determining the stockholders entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the trust account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent and to distribute said funds directly to the Company's stockholders in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the distribution of all the funds in the trust account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

KBL MERGER CORP. IV

By:
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

By:
Name: Joseph A. Williamson
Title: Chief Operating Officer

cc:     Ladenburg Thalmann & Co. Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Accounting Department

Cynthia Jordan and Sally Williams

Re:     Trust Account No. [______]

Gentlemen:

Pursuant to Section 2(a) of the Investment Management Trust Agreement between KBL Merger Corp. IV (“Company”) and Continental Stock Transfer& Trust Company (“Trustee”), dated as of June 1, 2017 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

KBL MERGER CORP. IV

By:
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

By:
Name: Joseph A. Williamson
Title: Chief Operating Officer

cc:     Ladenburg Thalmann & Co. Inc.

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Steven Nelson and Mark Zimkind, Corporate Actions

Re:     Trust Account No. [______]

Gentlemen:

Reference is made to the Investment Management Trust Agreement between KBL Merger Corp. IV (“Company”) and Continental Stock Transfer & Trust Company, dated as of June 1, 2017 (“Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Pursuant to Sections 1(j) and 3(h) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account on [ ] and to transfer $_____ of the proceeds of the Trust to a segregated account held by you on behalf of the Beneficiaries for distribution to the shareholders that have requested redemption of their shares in connection with such Amendment. The remaining funds shall be reinvested by you as previously instructed.

Very truly yours,

KBL MERGER CORP. IV

By:
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

By:
Name: Joseph A. Williamson
Title: Chief Operating Officer

cc:     Ladenburg Thalmann & Co. Inc.